UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2007

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, John P. Sande III (age 57) was appointed to the Board of Directors as a Class III Director pursuant to the terms of the merger agreement between Western Alliance Bancorporation and First Independent Capital of Nevada ("FICN"), which was merged into Western Alliance on March 30, 2007. Mr. Sande also was appointed to serve on the Board’s Audit Committee. His term of office will expire at the 2008 Annual Meeting of Stockholders.

On April 18, 2007, the Board of Directors also appointed Grant Markham (age 59) to the position of Executive Vice President - Northern Nevada Administration. Mr. Markham previously served as Chief Executive Officer of FICN and of its wholly owned subsidiary, First Independent Bank of Nevada ("FIB") since 2001 and 1999, respectively. Mr. Markham will continue to serve as the Chief Executive Officer of FIB. A copy of his employment agreement with Western Alliance Bancorporation and FIB (now a subsidiary of Western Alliance) is filed as Exhibit 5.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2007, the Board of Directors approved an amendment to the Western Alliance’s Amended and Restated Bylaws ("Bylaws") that increased the maximum size of the Board from fifteen directors to seventeen directors. A copy of the Bylaws, as revised, is filed as Exhibit 5.2 hereto and incorporated herein by reference.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 18, 2007, Western Alliance Bancorporation's Code of Business Conduct and Ethics ("Code") was amended to clarify that Western Alliance’s confidential procedure for filing anonymous complaints is not limited to accounting and auditing matters, but also is available for any issues or concerns involving illegal or unethical conduct or violations of the Code or other company policies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

April 23, 2007	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

5.1	Grant Markham Employment Agreement
5.2	Amended and Restated Bylaws